Exhibit 99.1

LETTER OF TRANSMITTAL

INTCOMEX, INC.

Offer to Exchange

13  1/4% Second Priority Senior Secured Notes due 2014

which have been registered under the Securities Act of 1933, as amended,

for any and all Outstanding

13  1/4% Second Priority Senior Secured Notes due 2014

Pursuant to the Prospectus, dated                     , 2011.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE

WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                 , 2011

UNLESS PREVIOUSLY ACCEPTED

Delivery to: The Bank of New York Mellon (the “Exchange Agent”)

By Registered and Certified Mail	By Overnight Courier or Regular Mail:	By Hand Delivery

The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 480 Washington Boulevard—27th Floor Jersey City, N.J. 07310 Attn: Mr. David Mauer	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 480 Washington Boulevard—27th Floor Jersey City, N.J. 07310 Attn: Mr. David Mauer	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 480 Washington Boulevard—27th Floor Jersey City, N.J. 07310 Attn: Mr. David Mauer

Or

By Facsimile Transmission:

The Bank of New York Mellon

Corporate Trust Operations

Reorganization Unit

Attn: Mr. David Mauer

(212) 298-1915

Confirm by telephone:

(212) 815-3687

Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

The undersigned acknowledges receipt of the Prospectus, dated                     , 2011 (the “Prospectus”), of Intcomex, Inc., a Delaware corporation (the “Issuer”) and Intcomex Holdings, LLC, a Delaware limited liability company, Intcomex Holdings SPC-I, LLC, a Delaware limited liability company, Software Brokers of America, Inc., a Florida corporation, FORZA Technologies LLC, a Florida limited liability company, KLIP Xtreme LLC, a Florida limited liability company and NEXXT Solutions LLC, a Florida limited liability company (together, the “Guarantors”) and this Letter of Transmittal (this “Letter”), which together constitute the offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $120,000,000 of the Issuer’s 13 1/4% Second Priority Senior Secured Notes due 2014 which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”) for an equal principal amount of the Issuer’s outstanding 13 1/4% Second Priority Senior Secured Notes due 2014 (the “Initial Notes”).

For each Initial Note accepted for exchange, the holder of such Initial Note will receive an Exchange Note having a principal amount equal to that of the surrendered Initial Note. The Exchange Notes will accrue interest at 13 1/4% per annum from the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange or, if the Initial Notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment. We will pay interest on the Exchange Notes on June 15 and December 15 of each year through the maturity date of December 15, 2014. Capitalized terms used herein but not defined herein have the meaning set forth in the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of December 22, 2009 among the Issuer, the Guarantors and the initial purchasers of the Initial Notes.

The Issuer will be liable to pay additional interest to each holder of Transfer Restricted Securities (as defined in the Registration Rights Agreement), during the period of one or more Registration Defaults (as defined below) in an amount equal to 0.25% per annum of the outstanding principal amount of the Transfer Restricted Securities held by such holder during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Additional interest will accrue from and including the date on which any Registration Default shall occur. Following the cure of the applicable Registration Defaults, the accrual of additional interest shall cease. Each of the following is a “Registration Default”:

(i) the Exchange Offer has not been Consummated by the Exchange Date;

(ii) any Shelf Registration Statement, if required by the Registration Rights Agreement, has not been declared effective by the SEC prior to the later of the Exchange Date and the date that is 90 days after a Holder of Transfer Restricted Securities makes such request pursuant to Section 4(a) of the Registration Rights Agreement; or

(iii) any Shelf Registration Statement required by the Registration Rights Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under the Registration Rights Agreement.

The Issuer and the Guarantors reserve their rights to delay acceptance of any Initial Notes, extend the Exchange Offer or terminate the Exchange Offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth in “The Exchange Offer—Conditions” section of the Prospectus shall have occurred and shall not have been waived by the Issuer and the Guarantors, by giving written notice of such delay, extension or termination to the Exchange Agent and, subject to the terms of the Registration Rights Agreement, to amend the terms of the Exchange Offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the Exchange Agent by public announcement and/or oral or written notice thereof to the registered holders of the Initial Notes. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment.

This Letter is to be completed by a holder of Initial Notes either if Initial Notes are to be forwarded herewith or if a tender of Initial Notes, if available, is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (“DTC”) pursuant to the procedure set forth in “The Exchange Offer” section of the Prospectus. Holders of Initial Notes whose certificates are not immediately available, or who are unable to deliver their certificates or confirmation of the book-entry tender of their Initial Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”) and all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date, must tender their Initial Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus. See Instruction 1 of this letter. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

List below the Initial Notes to which this Letter relates. If the space provided below is inadequate, the certificate numbers and principal amount of Initial Notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF INITIAL NOTES	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount of Initial Note(s)	Principal Amount Tendered**

	Total

*       Need not be completed if Initial Notes are being tendered by book-entry transfer.

**     Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Initial Notes represented by the Initial Notes indicated in column 2. See Instruction 2. Initial Notes tendered hereby must be in minimum denominations of $5,000 and any integral multiple of $1,000 in excess thereafter. See Instruction 1.

☐	CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number                                                                  Transaction Code Number

☐	CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution that Guaranteed Delivery

If Delivered by Book-Entry Transfer, Complete the Following:

Account Number                                                                  Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the aggregate principal amount of Initial Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Initial Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Initial Notes as are being tendered hereby.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Initial Notes tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer. The undersigned hereby further represents that any Exchange Notes acquired in exchange for Initial Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, that at the time of the commencement and consummation of the exchange offer, neither the holder of such Initial Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the Securities Act of 1933, as amended (the “Securities Act”), that neither the holder of such Initial Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer, and that neither the holder of the Initial Notes nor any such other person is engaged in or intends to engage in a distribution of the Exchange Notes.

The undersigned also acknowledges that this Exchange Offer is being made based upon the Issuer’s and the Guarantors’ understanding of an interpretation by the staff of the Securities and Exchange Commission (the “Commission”) as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Initial Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. If a holder of Initial Notes is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired by it as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Initial Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer—Withdrawal of Tenders” section of the Prospectus.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please deliver the Exchange Notes (and, if applicable, substitute certificates representing Initial Notes for any Initial Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Initial Notes, please credit the account indicated above maintained at DTC. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the Exchange Notes (and, if applicable, substitute certificates representing Initial Notes for any Initial Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Initial Notes.”

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF INITIAL NOTES” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE INITIAL NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 3 and 4)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3 and 4)

To be completed ONLY if certificates for Initial Notes not exchanged and/or Exchange Notes are to be issued in the name of and sent to someone other than the person(s) whose signature(s) appear(s) on this Letter above, or if Initial Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

To be completed ONLY if certificates for Initial Notes not exchanged and/or Exchange Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this Letter above or to such person(s) at an address other than shown in the box entitled “Description of Initial Notes” on this Letter above.

Issue Exchange Notes and/or Initial Notes to:	Mail Exchange Notes and/or Initial Notes to:

Name(s):	Name(s):
(Please Type or Print)	(Please Type or Print)

(Please Type or Print)	(Please Type or Print)

Address:	Address:

(Including Zip Code)	(Including Zip Code)

☐ Credit unexchanged Initial Notes delivered by book-entry transfer to DTC account set forth below.

(DTC Account Number, if applicable)

IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR INITIAL NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE (TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated: , X X
(Signature(s) of Owner)

Area Code and Telephone Number:

If a holder is tendering any Initial Notes, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Initial Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s): (Please Type or Print) Capacity: Address: (Including Zip Code)

SIGNATURE GUARANTEE (if required by Instruction 3) Signature(s) Guaranteed by an Eligible Institution: (Authorized Signature) (Title) (Name and Firm)

Dated: ,

INSTRUCTIONS

Intcomex, Inc.

Forming Part of the Terms and Conditions of the Offer to Exchange

13 1/4% Second Priority Senior Secured Notes due 2014

which have been registered under the Securities Act of 1933, as amended,

for any and all Outstanding

13  1/4% Second Priority Senior Secured Notes due 2014

1.	Delivery of this Letter and Initial Notes; Guaranteed Delivery Procedures.

This Letter is to be completed by holders of Initial Notes either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in “The Exchange Offer—Book-Entry Transfer” section of the Prospectus. Certificates for all physically tendered Initial Notes, or a confirmation of book entry transfer from DTC (“Book-Entry Confirmation”), as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Initial Notes tendered hereby must be in minimum denominations of $5,000 and any integral multiple of $1,000 in excess thereafter.

Holders of Initial Notes whose certificates for Initial Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to 5:00 p.m., New York City time, on the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Initial Notes pursuant to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution (as defined below), (ii) prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Initial Notes and the amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the Expiration Date, the certificates for all physically tendered Initial Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by this letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Initial Notes, in proper form for transfer, or Book-Entry Confirmation, as the case may be, and all other documents required by this Letter, must be received by the Exchange Agent within three NYSE trading days after the Expiration Date.

The method of delivery of this Letter, the Initial Notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If Initial Notes are sent by mail, it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

See “The Exchange Offer” section of the Prospectus.

2.	Partial Tenders (not applicable to holders of Initial Notes who tender by book-entry transfer).

If less than all of the Initial Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Initial Notes to be tendered in the box above entitled “Description of Initial Notes—Principal Amount Tendered.” A reissued certificate representing the balance of nontendered Initial Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter, promptly after the Expiration Date. All of the Initial Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3.	Signatures of this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

If this Letter is signed by the registered holder of the Initial Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

If any tendered Initial Notes are owned of record by two or more joint owners, all such owners must sign this Letter.

If any tendered Initial Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

When this Letter is signed by the registered holder of the Initial Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the Exchange Notes are to be issued, or any untendered Initial Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificates must be guaranteed by an Eligible Institution.

If this Letter is signed by a person other than the registered holder of any certificates specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the certificates and the signatures on such certificates must be guaranteed by an Eligible Institution.

If this Letter or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

Endorsements on certificates for Initial Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (an “Eligible Institution”).

Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the Initial Notes are tendered: (i) by a registered holder of Initial Notes (which term, for purposes of the Exchange Offer, includes any participant in DTC whose name appears on a security position listing as the holder of such Initial Notes) who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter, or (ii) for the account of an Eligible Institution.

4.	Special Issuance and Delivery Instructions.

Tendering holders of Initial Notes should indicate in the applicable box the name and address to which Exchange Notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing Initial Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. A holder of Initial Notes tendering Initial Notes by book-entry transfer may request that Initial Notes not exchanged be credited to such account maintained at DTC as such holder of Initial Notes may designate hereon. If no such instructions are given, such Initial Notes not exchanged will be returned to the name or address of the person signing this Letter.

5.	Transfer Taxes.

The Issuer will pay all transfer taxes, if any, applicable to the transfer of Initial Notes to it or its order pursuant to the Exchange Offer. If, however, Exchange Notes and/or substitute Initial Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the

Initial Notes tendered hereby, or if tendered Initial Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Initial Notes to the Issuer or their order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be affixed to the Initial Notes specified in this Letter.

6.	Waiver of Conditions.

The Issuer and the Guarantors reserve the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

7.	No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Initial Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Initial Notes for exchange.

Neither the Issuer, the Guarantors, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Initial Notes nor shall any of them incur any liability for failure to give any such notice.

8.	Mutilated, Lost, Stolen or Destroyed Initial Notes.

Any holder whose Initial Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

9.	Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, may be directed to the Exchange Agent, at the address and telephone number indicated above.